As filed with the Securities and Exchange Commission on May 1, 2018

Registration No. 333-194214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

(Exact name of registrant as specified in its charter)

Delaware	58-0628465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Address, including Zip Code, and telephone number, including area code, of registrant’s Principal Executive Offices)

____________________________

Coca-Cola Refreshments Bargaining Employees’ 401(k) Plan

(Full title of plans)

____________________________

Bernhard Goepelt, Esq.

Senior Vice President and General Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Anita Jane Kamenz, Esq.

Securities Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

(404) 676-2121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by The Coca-Cola Company (the “Company”) on February 28, 2014 (File No. 333-194214) (the “Registration Statement”) is being filed to deregister the remaining shares of the Company’s Common Stock and the associated plan interests that were registered for issuance under the Coca-Cola Refreshments Bargaining Employees’ Savings 401(k) Plan (the “CCR Bargaining Plan”).

Effective January 1, 2018, the CCR Bargaining Plan was merged (the “Merger”) with and into The Coca-Cola Company 401(k) Plan (the “TCCC 401(k) Plan”). Accordingly, the Company hereby deregisters 370,855 shares of the Company’s Common Stock (the “Carried-Over Shares”), which represent the shares that remained unissued and available under the CCR Bargaining Plan and the Registration Statement immediately prior to the Merger, along with the associated plan interests.

The Company is concurrently filing a registration statement on Form S-8 to register, among other shares, the Carried-Over Shares for issuance pursuant to the TCCC 401(k) Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of May, 2018.

THE COCA-COLA COMPANY

By:	/s/ Kathy N. Waller
Name:	Kathy N. Waller
Title:	Executive Vice President, Chief Financial Officer
and President, Enabling Services

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of May, 2018.

COCA-COLA REFRESHMENTS bargaining employees’ 401(k) plan

By:	/s/ Allison O’Sullivan
Name:	Allison O’Sullivan
Title:	Chairperson, The Coca-Cola Company
Benefits Committee
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